UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street, Suite 3D New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 269-2834

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On October 25, 2016, Dipexium Pharmaceuticals, Inc. issued a press release announcing, among other things, that the OneStep-1 and OneStep-2 Phase 3 clinical trials of Locilex® (pexiganan cream 0.8%) in patients with mild infections of diabetic foot ulcers (Mild DFI) did not meet the primary clinical endpoint of superiority versus vehicle plus standardized wound care and also did not show any meaningful difference in wound closure rate between the Locilex arm and the vehicle arm in each study.  Neither trial met the secondary endpoint of demonstrating a higher rate of eradication of bacteria for the Locilex arm.

The foregoing summary of the press release does not purport to be complete and is qualified in its entirety by reference to the complete press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The press release and this Item 8.01 contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01        Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press release dated October 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIPEXIUM PHARMACEUTICALS, INC.

Date: October 31, 2016	/s/ David P. Luci
Name: David P. Luci
Title: President and Chief Executive Officer